EXHIBIT 99.1

CONSOLIDATED FINANCIAL STATEMENTS Chartwell Investment Partners, LP (and subsidiaries) Years Ended December 31, 2013 and 2012 With Report of Independent Auditors

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidated Financial Statements
Years Ended December 31, 2013 and 2012
Contents

Report of Independent Auditors	1

Audited Financial Statements

Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Changes in Partners’ Capital	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7

Supplemental Information

Supplemental Consolidating Balance Sheets	25
Supplemental Consolidating Statements of Operations	27

EXHIBIT 99.1

Report of Independent Auditors
To the Partners of
Chartwell Investment Partners, LP
We have audited the accompanying consolidated financial statements of Chartwell Investment Partners, LP (and subsidiaries), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

EXHIBIT 99.1

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chartwell Investment Partners, LP (and subsidiaries) at December 31, 2013 and 2012, and the consolidated results of their operations, changes in partners’ capital and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Restatement of 2012 Financial Statements
As discussed in Note 12 to the financial statements, the 2012 financial statements have been restated to correct an error relating to the consolidation of certain limited partnerships. Our opinion is not modified with respect to this matter.
Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplemental consolidating balance sheets and consolidating statements of operations are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.
/s/ Ernst & Young LLP
April 17, 2014
Philadelphia, PA

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidated Balance Sheets

	December 31
	2013	2012
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$9,319,604	$9,332,240
Management fees receivable ($5,873,073 and $4,040,354 unbilled, respectively)	6,214,368	4,403,895
Investments in securities, at fair value	9,054,262	8,260,125
Restricted cash	4,035,338	2,960,531
Receivable from securities sold	546,549	—
Due from affiliates	351,545	267,383
Prepaid expenses and other current assets	98,325	104,164
Total current assets	29,619,991	25,328,338

Investment in Chartwell Small Cap Value Fund, at fair value	300,510	219,103
Property and equipment, net	91,903	118,993
Other assets	28,303	28,303
Total assets	$30,040,707	$25,694,737

Liabilities and partners’ capital
Current liabilities:
Securities sold, not yet purchased, at fair value	$4,315,473	$3,048,950
Payable for securities purchased	559,271	—
Accounts payable	211,563	91,658
Retirement plan contribution payable	349,984	350,000
Bonuses payable	1,464,000	—
Withdrawals payable	225,885	100,396
Partner distribution payable	—	968,000
Other accrued expenses	116,958	73,176
Total current liabilities	7,243,134	4,632,180

Partners’ capital:
General partner	120,745	109,565
Limited partners:
Management partners	7,768,044	6,942,075
Maverick Partners, LP	2,392,034	2,111,804
Noncontrolling interests	12,516,750	11,899,113
Total partners’ capital	22,797,573	21,062,557
Total liabilities and partners’ capital	$30,040,707	$25,694,737
See accompanying notes.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidated Statements of Operations

	Year Ended December 31
	2013	2012
		(Restated)
Revenue
Management fees	$25,308,268	$19,164,489
Revenue from affiliates	300,000	109,470
Net realized and unrealized gains from securities transactions	69,172	16,403
Interest and dividend income	9,104	1,436
Dividend and other income of consolidated entities	187,573	173,376
Total revenue	25,874,117	19,465,174

Expenses
Compensation and benefits	16,747,315	13,708,939
Professional fees	459,282	408,459
Rent	564,197	547,750
Travel and entertainment	650,046	527,321
Fund research and consulting	81,002	48,466
Insurance	176,458	170,094
Depreciation and amortization	53,020	40,863
General and administrative	1,492,464	1,265,345
Interest and other expenses of consolidated entities	214,305	194,835
Total expenses	20,438,089	16,912,072

Other Income
Net investment gains of consolidated entities	923,905	244,410

Consolidated net income	6,359,933	2,797,512
Net income attributable to noncontrolling interests	776,330	128,776
Net income attributable to Chartwell Investment Partners, LP	$5,583,603	$2,668,736
See accompanying notes.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidated Statements of Changes in Partners’ Capital

		Limited Partners
	General Partner	Management Partners	Maverick Partners, LP	Noncontrolling Interests	Total

Balance as of December 31, 2011 (restated)	$107,025	$6,756,371	$2,048,135	$11,360,975	$20,272,506
Net income	26,910	1,967,320	674,506	128,776	2,797,512
Distribution	(24,370)	(1,781,616)	(610,837)	—	(2,416,823)
Capital contributions	—	—	—	409,362	409,362
Capital withdrawals	—	—	—	—	—
Balance as of December 31, 2012 (restated)	109,565	6,942,075	2,111,804	11,899,113	21,062,557
Net income	56,069	4,122,158	1,405,376	776,330	6,359,933
Distribution	(44,889)	(3,296,189)	(1,125,146)	—	(4,466,224)
Capital contributions	—	—	—	709,000	709,000
Capital withdrawals	—	—	—	(867,693)	(867,693)
Balance as of December 31, 2013	$120,745	$7,768,044	$2,392,034	$12,516,750	$22,797,573
See accompanying notes.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012
		(Restated)
Cash flows from operating activities
Net income	$6,359,933	$2,797,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,020	40,863
Net realized and unrealized gains from securities	(883,179)	(120,384)
Changes in operating assets and liabilities:
Management fees receivable	(1,810,473)	(628,141)
Restricted cash	(1,074,807)	139,029
Receivable from securities sold	(546,549)	202,197
Receivable from affiliates	(184,558)	52,261
Prepaid expenses and other current assets	5,823	(18,263)
Payable for securities purchased	559,271	—
Notes receivable – employees	—	30,043
Accounts payable	119,905	(57,480)
Bonuses payable	1,464,000	—
Other accrued expenses	43,782	27,946
Net cash provided by operating activities	4,106,168	2,465,583

Cash flows from investing activities
Purchase of property and equipment	(25,930)	(114,686)
Purchase of investments	(16,138,219)	(18,244,714)
Proceeds from sale of investments	17,271,569	16,687,342
Proceeds from securities sold short	10,650,975	11,194,978
Purchases to cover securities sold short	(10,510,167)	(11,709,194)
Net cash used in investing activities	1,248,228	(2,186,274)

Cash flows from financing activities
Distribution paid	(5,434,224)	(2,224,823)
Capital contributions received	709,000	109,362
Capital withdrawals (net of withdrawals payable)	(641,808)	—
Net cash used in financing activities	(5,367,032)	(2,115,461)

Net decrease in cash and cash equivalents	(12,636)	(1,836,152)
Cash and cash equivalents, beginning of year (restated)	9,332,240	11,168,392
Cash and cash equivalents, end of year	$9,319,604	$9,332,240

Supplemental disclosure
Cash paid for interest	$53,962	$40,786
See accompanying notes.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements
December 31, 2013
1. Partnership Organization and Basis of Presentation
Chartwell Investment Partners, LP (the “Partnership” or “Chartwell”) was formed on March 21, 1997, as a Pennsylvania limited partnership and provides investment advisory services to institutional and individual investors, registered investment companies, and investment partnerships. Chartwell is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”).
As of December 31, 2013 and 2012, the ownership interest of the Partnership is as follows:

	2013	2012

General partner	1.00%	1.00%
Limited partners:
Management partners	73.93%	73.93%
Maverick Partners, LP	25.07%	25.07%

The general partner is Chartwell, GP, Inc., a Pennsylvania S corporation. The management partners consist of 17 current employees and 9 former employees of the Partnership with respective ownership interests ranging from 0.15% to 10.35% as of December 31, 2013. Maverick Partners, LP (“Maverick”) is a Pennsylvania limited partnership.
Allocation of income in excess of loss is based on the respective ownership interest of the partners. Losses are allocated first to the partners in proportion to their respective capital accounts until the capital account of each partner is reduced to zero and then to the partners in accordance with their respective ownership interests.
On January 3, 2014, the Partnership entered into a definitive agreement to join TriState Capital Holdings, Inc. (NASDAQ ticker symbol TSC, “TriState Capital”). Subject to the satisfaction of various conditions, the Partnership intends to sell substantially all of its assets and business to Chartwell Investment Partners, Inc. (“Chartwell Inc.”), a newly formed Pennsylvania corporation and wholly owned subsidiary of TriState Capital. See further discussion in Note 13.
On March 5, 2014, the Partnership sold substantially all of its assets and business to Chartwell Investment Partners, Inc. (“Chartwell Inc.”), a newly formed Pennsylvania corporation and wholly owned subsidiary of TriState Capital Holdings, Inc. (NASDAQ ticker symbol TSC, “TriState Capital”). See further discussion in Note 13.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
1. Partnership Organization and Basis of Presentation (continued)
Basis of Presentation
The financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and are stated in United States dollars. The Partnership follows accounting standards set by the Financial Accounting Standards Board (the “FASB”). The FASB rules have been codified in the Accounting Standards Codification (“ASC”).
2. Summary of Significant Accounting Policies
Principles of Consolidation
The Partnership consolidates all entities that it controls through a majority voting interest or otherwise. In addition, the accompanying consolidated financial statements consolidate: (1) affiliated funds for which the Partnership is the sole general partner and the presumption of control by the general partner has not been overcome and (2) variable interest entities (“VIE”s) for which the Partnership is deemed to be the primary beneficiary; consolidation of these entities is a requirement under U.S. GAAP. All significant inter-entity transactions and balances have been eliminated.
For entities that are determined to be VIEs, the Partnership consolidates those entities where it is deemed to be the primary beneficiary. An entity is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The revised consolidation rules require an analysis to (x) determine whether an entity in which the Partnership holds a variable interest is a VIE and (y) whether the Partnership’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance related fees), would give it a controlling financial interest. In evaluating whether the Partnership is the primary beneficiary, the Partnership evaluates its economic interests in the entity held either directly or indirectly by the Partnership. The consolidation analysis is generally performed qualitatively. This analysis, which requires judgment, is performed at each reporting date.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
As of December 31, 2013, assets and liabilities of consolidated VIEs reflected in the consolidated balance sheets were $3,443,773 and $45,498, respectively. Except to the extent of the assets of the VIEs which are consolidated, the holders of the consolidated VIEs’ liabilities generally do not have recourse to the Partnership. Additionally, the assets of the consolidated VIEs can only be used to settle obligations of the VIEs.
For all affiliated funds that are not determined to be VIEs, the Partnership consolidates those funds where, as the sole general partner, it has not overcome the presumption of control pursuant to U.S. GAAP.
Revenue Recognition
The Partnership recognizes management fee revenue when the advisory services are performed. Fees are based on assets under management and are calculated pursuant to individual client contracts. Management fees are generally paid on a quarterly basis.
In a limited number of cases, the Partnership may earn a performance fee based on investment performance achieved versus a stated benchmark. In such cases, performance fees are not recognized until the end of the stated measurement period. Performance fees amounted to $940,414 and $350,771 in 2013 and 2012, respectively, and are included in management fee revenue on the Consolidated Statements of Operations.
Investments
The Partnership holds an investment in a registered investment company for which the Partnership acts as an investment advisor. Such investments are classified as trading portfolios and changes in the investments’ fair value are recognized currently in income. The registered investment company’s shares are traded on a national securities exchange, and the shares are valued based upon the last reported sale as of the last day of the accounting period.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid financial instruments with maturities of three months or less.
Management Fees Receivable
Management fees receivable represent amounts due from contractual investment advisory services provided to the Partnership’s clients, primarily institutional investors, mutual funds and individual investors. Management performs credit evaluations of its customers’ financial condition when it is deemed to be necessary, and does not require collateral. The Partnership provides an allowance for uncollectible accounts based on specifically identified receivables. Management fees receivable are considered delinquent when payment is not received within contractual terms and are charged off against the allowance for uncollectible accounts when management determines that recovery is unlikely and the Partnership ceases its collection efforts. There was no bad debt expense recorded for the years ended December 31, 2013 and 2012, and there was no allowance for uncollectible accounts recorded at December 31, 2013 or 2012. Overall, based on the Partnership’s relatively large number of clients in differing industries and the nature of the Partnership’s clients – primarily large financial institutions, pension funds and corporations – the Partnership does not believe it is overly exposed to bad debts.
Fair Value of Financial Instruments
The carrying amounts of cash and cash equivalents approximate fair value because of their short-term nature.
Securities owned and sold short that are traded on a national securities exchange are valued at (1) market value based upon the last reported sale as of the last day of the accounting period, or (2) if there are no reported sales, the last bid price for long positions and ask price for short positions. Securities for which market quotations are available but that are subject to restrictions on transfer or that cannot, in the judgment of management, be sold at the applicable market quotation may be subject to fair valuation by management. Other securities and assets of the Partnership will be valued based upon the fair value of the securities and assets as determined by management. Fair value is based on the characteristics, marketability, operating results and the financial positions of such securities and assets, as well as the prices at which the same or similar securities have been acquired by other investors, and valuations of such securities and assets implied by pending mergers, acquisitions, or public offerings.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The Fair Value Measurements and Disclosures Topic of the FASB ASC defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The Fair Value Measurements and Disclosures literature also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Financial assets and liabilities that are measured and reported at fair value are classified and disclosed in one of the following categories:

•	Level 1 – Quoted market prices in active markets for identical assets or liabilities

•	Level 2 – Observable market-based inputs or unobservable inputs that are corroborated by market data

•	Level 3 – Unobservable inputs that are not corroborated by market data
The following is a summary of the inputs used to value the Partnership’s investments as of December 31, 2013:

	Total Fair Value	Level 1	Level 2	Level 3

Chartwell Small Cap Value Fund	$300,510	$300,510	$—	$—

The following is a summary of the inputs used to value the investments of consolidated entities reflected in the Partnership’s consolidated balance sheet as of December 31, 2013:

	Total Fair Value	Level 1	Level 2	Level 3
Assets
Equity securities	$7,867,000	$7,867,000	$—	$—
Fixed income securities	1,187,262	—	1,187,262	—

Liabilities
Equity securities	4,315,473	4,315,473	—	—

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The following is a summary of the inputs used to value the Partnership’s investments as of December 31, 2012:

	Total Fair Value	Level 1	Level 2	Level 3

Chartwell Small Cap Value Fund	$219,103	$219,103	$—	$—

The following is a summary of the inputs used to value the investments of consolidated entities reflected in the Partnership’s consolidated balance sheet as of December 31, 2012:

	Total Fair Value	Level 1	Level 2	Level
Assets
Equity securities	$7,122,678	$7,122,678	$—	$—
Fixed income securities	1,137,447	—	1,137,447	—

Liabilities
Equity securities	3,048,950	3,048,950	—	—

The Partnership had no transfers in or out of Level 1 or Level 2 of the fair value hierarchy during the year ended December 31, 2013 and 2012.
Securities Transactions
Securities transactions are recorded on a trade-date basis. The cost of securities using the specific identification method is used to determine realized gain and loss from sales of those securities.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Securities Sold, Not Yet Purchased
Certain subsidiaries of the Partnership may sell securities short. To complete a short sale, the subsidiaries may arrange through a broker-dealer to borrow the securities to be delivered to the buyer. The broker retains the proceeds received by the subsidiaries from the short sale until the subsidiaries replace the borrowed securities. In borrowing the securities to be delivered to the buyer, the subsidiaries become obligated to replace the securities borrowed at their market price at the time of the replacement. A gain, limited to the price at which the subsidiaries sold the security short, or a loss, unlimited as to dollar amount, will be recognized upon the termination of a short sale if the market price is less than or greater than the proceeds originally received. Interest and dividend expense are incurred on securities sold short until the termination of the short sale.
The Partnership’s subsidiaries use short selling of stocks as a portion of their investment strategy. While such an investment approach offers the potential for a high reward, it also entails a high degree of risk, including potential for unlimited loss. The Partnership’s subsidiaries intend to manage the risk by performing fundamental market research and taking defensive positions when necessary. The Partnership’s subsidiaries held short equity securities with a fair value of $4,315,473 and $3,048,950 as of December 31, 2013 and 2012, respectively. Included in the consolidated balance sheet is restricted cash held with brokers relating to such short selling of $4,035,338 and $2,960,531 as of December 31, 2013 and 2012, respectively.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life of the asset or the remaining life of the lease.
Income Taxes
Chartwell Investment Partners, LP is treated as a partnership for federal and state income tax purposes. Partners are taxed individually on their share of the earnings; therefore, no provision for federal or state income taxes has been included in the accompanying financial statements. The net income or loss is allocated among the partners in accordance with the operating agreement.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
ASC 740, Income Taxes, requires the evaluation of tax positions taken or expected to be taken in the course of preparing an entity’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions deemed to meet the more-likely-than-not threshold of being sustained would be recorded as a tax benefit in the current period. The Partnership has reviewed all open tax years and concluded that the adoption of the ASC 740 guidance resulted in no impact to the Partnership’s financial position or results of operations and has determined that it has no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future returns.
The Partnership files U.S. federal and state partnership tax returns, of which the 2010, 2011 and 2012 returns remain subject to examination by the applicable taxing authorities. There are currently no examinations being conducted of the Partnership by the Internal Revenue Service or any other tax authority.
The Partnership recognizes interest and penalties related to the underpayment of income taxes, including those resulting from the late filing of tax returns as general and administrative expenses in the Consolidated Statements of Operations. The Partnership has not incurred any amount of interest or penalties in the years presented.
Recently Adopted Accounting Pronouncements
In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-04 amended ASC 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in U.S. GAAP and International Financial Reporting Standards (IFRSs). Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. In addition, ASU 2011-04 requires additional fair value disclosures, although certain of these new disclosures will not be required for nonpublic entities. The amendments are to be applied prospectively and are effective for annual periods beginning after December 15, 2011. The Partnership has adopted the provisions of ASU 2011-04 for the year ended December 31, 2013, and they did not have a material impact on the financial statements.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Non-controlling Interests
Non-controlling interests represent the component of equity in consolidated entities held by third party investors. These interests are adjusted for general partner allocations and by subscriptions and redemptions in such consolidated entities which occur during the reporting period. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. Transaction costs incurred in connection with such changes in ownership of a subsidiary are recorded as a direct charge to partners’ capital. Non-controlling interests related to the consolidated entities are generally subject to quarterly or monthly redemption by investors in these entities following the expiration of a specified period of time, or may be withdrawn subject to a redemption fee during the period when capital may not be withdrawn. As limited partners in these consolidated entities have been granted redemption rights, amounts relating to third-party interests in such consolidated funds are considered redeemable non-controlling interests. When redeemable amounts become contractually payable to investors, they are classified as a liability and included as part of withdrawals payable in the consolidated balance sheets.
Non-controlling interests in the Partnership relate to the ownership interests of the limited partners of the Chartwell Value Opportunities, LP (“CVO”) and certain other limited partnerships (the “Incubator Partnerships). The Partnership is the sole general partner of CVO and the Incubator Partnerships. Accordingly, the Partnership consolidates these entities into its consolidated financial statements, and the other ownership interests in these entities are reflected as non-controlling interests in the Partnership’s consolidated financial statements.
3. Concentrations
The Partnership maintains cash balances in three financial institutions located in Pennsylvania. In certain instances, the Partnership’s cash balances exceeded the federally insured limits of $250,000 per institution.
The Partnership has three clients that accounted for approximately 29% and 31% of management fee revenue for the years ended December 31, 2013 and 2012, respectively.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
4. Property and Equipment
Property and equipment consisted of the following:

		December 31
	Useful Lives	2013	2012

Furniture and fixtures	7 years	$227,664	$227,664
Office equipment	1–3 years	382,594	356,665
Leasehold improvements	2–8 years	232,948	232,947
		843,206	817,276
Less accumulated depreciation and amortization		(751,303)	(698,283)
		$91,903	$118,993

Depreciation expense for the years ended December 31, 2013 and 2012 was $53,020 and $40,863, respectively.
5. Line of Credit
The Partnership has a revolving line of credit agreement with Wells Fargo Bank, NA that provides for borrowings up to $3,000,000 with interest payable at the London Interbank Offered Rate (“LIBOR”) Market Index Rate plus 2.00% (2.17% and 2.21% at December 31, 2013 and 2012, respectively), which expires July 1, 2014, subject to renewal. There were no outstanding borrowings on this line of credit at December 31, 2013 and 2012. Interest is payable in arrears on the last day of each calendar quarter. There is an annual fee of 0.50% multiplied by the average unused balance.
In connection with the line of credit, the Partnership is required to maintain certain covenants. The line of credit requires the Partnership to meet a minimum net worth covenant, a maximum amount of capital and lease expenditures, and must maintain cash balances in excess of outstanding borrowings, tested quarterly. The Partnership complied with the respective covenants at December 31, 2013 and 2012. The line of credit is collateralized by substantially all of the Partnership’s assets.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
6. Lease Commitments
The Partnership leases its office space, disaster recovery facilities and certain office equipment under noncancelable operating lease agreements expiring at various dates through July 2016. The office space lease contains provisions for rent escalation and absorption of increased operating expenses. In February 2010, the facilities agreement was amended to convert an unused tenant improvement allowance into rent credits totaling $221,875, which are prorated to reduce lease payments during the period of February 2010 through July 2016. Rental expense for office space and disaster recovery facilities was $521,032 and $504,289 for the years ended December 31, 2013 and 2012, respectively. Rental expense for certain office equipment was $43,165 and $43,461 for the years ended December 31, 2013 and 2012, respectively.
The minimum rental payments under noncancelable operating leases having terms in excess of one year are as follows as of December 31, 2013:

	Office Space and Disaster Recovery Facilities	Office Equipment
Year ending December 31:
2014	$538,495	$—
2015	547,971	—
2016	304,838	—
2017	—	—
2018 and thereafter	—	—
	$1,391,304	$—

7. Retirement Plan
The Partnership has adopted a defined contribution retirement savings plan. Substantially all employees who have more than three months of service are eligible for this plan. Participants may make tax-deferred savings contributions based on a percentage of their compensation. The plan allows for a discretionary matching contribution by the Partnership that is determined annually. The Partnership elected not to make a matching contribution for the year ended December 31, 2013 and 2012.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
7. Retirement Plan (continued)
In addition to employee contributions and employer discretionary matching contributions, the plan allows for a discretionary profit-sharing contribution by the Partnership that is determined annually. The Partnership made a profit-sharing contribution of $350,000 for each of the years ended December 31, 2013 and 2012.
8. Related Party Transactions
On April 17, 1997, one of the Partnership’s management partners, Edward Antoian, formed Zeke GP, LP, a Pennsylvania limited partnership, to act as the general partner of Zeke, LP (“Zeke”), an investment partnership organized as a Delaware limited partnership. Zeke is an investment partnership that operates on the same premises as Chartwell. Several management partners and employees of Chartwell have a limited partnership interest in Zeke.
Pursuant to an operating agreement between Chartwell and Zeke GP, LP, Chartwell provides administrative, accounting, research and trading services to Zeke GP, LP and Zeke, LP. Zeke GP, LP pays an annual fee to Chartwell for such services, which is calculated as the lesser of 20% of gross profits of Zeke GP, LP or $300,000. The operating agreement automatically renews on January 1 of each year but may be terminated at any time by either party. Upon termination, Zeke GP, LP will pay Chartwell a prorated fee based on the number of days of the year for which services are provided. The amount due to Chartwell from Zeke in accordance with the operating agreement was $300,000 and $109,470 for the years ended December 31, 2013 and 2012, respectively.
The Partnership serves as the general partner and investment advisor to a series of investment partnerships. Senior officers of the Partnership provide investment capital to the investment partnerships as limited partners. The Partnership has provided its investment advisory services to these investment partnerships for eleven years and at December 31, 2013 and 2012, managed approximately $13.1 million and $12.7 million, respectively, of investment partnership assets. Such amounts have been included in the consolidated balance sheets.
The Partnership voluntarily paid or waived certain expenses associated with operating these investment partnerships. The Partnership earned management fees totaling $98,673 and $96,727 from the investment partnerships for the years ended December 31, 2013 and 2012, respectively. All such amounts, including any related receivable amounts, have been eliminated in the consolidated statements of operations and balance sheets.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
8. Related Party Transactions (continued)
In November 2011, the Chartwell Small Cap Value Fund (the “Fund”) was formed as an open-end management investment company as a series in the Investment Managers Series Trust. The Partnership provides investment advisory services to the Fund, and provided the initial seed investment. The Partnership has also advanced certain organizational and operational expenses for the Fund.
Transactions and account balances related to the Fund at December 31, 2013 and 2012, and for the years then ended are summarized as follows:

	Year Ended December 31
	2013	2012
Chartwell Small Cap Value Fund:
Management fees	—	—
Management fees waived	(131,137)	(21,191)

Chartwell Small Cap Value Fund:
Management fees receivable	—	—
Receivable from affiliates	—	70,921

9. Class A and Class B Special Partnership Interests
In April 2006, the Partnership amended its limited partnership agreement to create a special limited partnership interest program whereby retiring partners are required to contribute half of their existing limited partnership interest back to the Partnership. The contributed retired interest is immediately divided into two classes: a Class A Special Partnership Interest that is owned by the retiring partner, and a Class B Special Partnership Interest that is awarded and issued to certain non-retired employees.
The Class A interest that is owned by the retiring partner is entitled to 90% of applicable net cash flow distributed by the Partnership up to an annual net cash flow ceiling. The Class A interest is also entitled to applicable capital transaction proceeds up to a capital transaction ceiling. Each Class A interest retains the voting rights of the contributed interest until the fifth anniversary of its date of issuance.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
9. Class A and Class B Special Partnership Interests (continued)
The Class B interest that is issued to non-retired employees is entitled to 10% of applicable net cash flow distributed by the Partnership up to an annual net cash flow ceiling. The Class B interest is also entitled to applicable capital transaction proceeds over the designated capital transaction ceiling. Each Class B interest does not retain voting rights until assigned by the general partner, in its sole discretion, after the fifth anniversary of the issuance of such Class B interest. Class B interests are forfeited back to the Partnership upon termination of employment. Upon a forfeiture of a Class B interest, the Partnership may re-issue such interest at any time; otherwise, the rights of such interest are allocated to the existing partners in proportion to their respective ownership interest, excluding any Class A Partnership Interest.
During 2006, two retired partners and two non-retired partners agreed to contribute a total of 15.00% in partnership interests to the program in accordance with the amendment, as follows: 8.00% on April 12, 2006, 3.00% on January 1, 2007, 2.00% on January 1, 2008, and 2.00% on January 1, 2009. During 2013, two retired partners contributed a total of 0.33297% in partnership interests to the program. On each contribution date, the contributed partnership interest is divided into two classes: Class A interests are issued to the contributing partners, and Class B interests are issued to employees of the Partnership. Class B interests were held by a total of 14 and 12 employees as of December 31, 2013 and 2012, respectively.
Management partners’ capital consisted of the following:

	December 31
	2013	2012

Regular limited partnership interests	$7,329,127	$6,673,661
Class A interests	349,660	276,226
Class B interests	89,257	(7,812)
	$7,768,044	$6,942,075

Class A and Class B capital interests can be negative balances due to the timing of capital distributions relative to accrued net income allocations.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
10. Phantom Ownership Plan
Upon approval of the General Partner, the Partnership has the ability to issue and grant phantom stock units under the Third Amended and Restated 1999 Phantom Ownership Plan (“phantom stock plan”).The purpose of the phantom stock plan is to offer a reward and incentive to selected employees, and to align the economic interests of such employees with the limited partners of the Partnership. Phantom unitholders are entitled to distribution equivalents, as well as a redemption payout upon vesting based on a sale of the Partnership or change of control, death, disability, or retirement subject to age and service. Payments made under the phantom stock plan are dilutive to limited partners as well as phantom unitholders. Phantom stock units are subject to special forfeiture events, and in all cases, units are immediately forfeited to the Partnership upon separation of employment for any reason other than vesting events described above.
As of December 31, 2013 and 2012, phantom stock units representing approximately 14% of non-diluted Partnership interests were issued and outstanding. No phantom stock units have vested or been redeemed since the inception of the plan. Distribution equivalents paid to phantom unitholders totaled $751,943 and $525,588 for the years ended December 31, 2013 and 2012, respectively, and are reflected as a component of compensation and benefits in the consolidated statements of operations.
11. Indemnifications
The Partnership enters into contracts that contain a variety of indemnifications and guarantees. The Partnership’s maximum exposure under certain of these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of losses to be remote.
The Partnership is subject to legal proceedings that arise in the ordinary course of business. In the opinion of management, the ultimate disposition of these proceedings will not have a material adverse effect on the Partnership’s financial position, results of operations or liquidity.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
12. Restatement Adjustment
During 2013, the Partnership made an adjustment to certain amounts previously reported in the Partnership’s 2012 financial statements in order to correct an error relating to the consolidation of entities which the Partnership was deemed to have a controlling financial interest or be the primary beneficiary of. Previously, the Partnership’s financial statements did not consolidate CVO and the Incubator Partnerships. The Partnership has corrected the error by adjusting certain previously reported 2012 amounts to reflect the consolidation of CVO and the Incubator Partnerships.
The following provides a summary of the restatement and the impact on previously reported 2012 balances:

	2012 Balance Previously Reported	Adjustment	2012 Balance (Restated)
Balance Sheet
Cash and cash equivalents	$4,855,628	$4,476,612	$9,332,240
Investments in securities, at fair value	—	8,260,125	8,260,125
Restricted cash	—	2,960,531	2,960,531
Due from affiliates	364,193	(96,810)	267,383
Prepaid expenses and other current assets	75,611	28,553	104,164
Investment in Chartwell Value Opportunities, LP, at fair value	576,552	(576,552)	—
Total assets		$15,052,409

Securities sold, not yet purchased, at fair value	$—	$3,048,950	$3,048,950
Withdrawals payable	—	100,396	100,396
Other accrued expenses	69,226	3,950	73,176
Total liabilities		$3,153,396

Non-controlling interest	$—	$11,899,113	$11,899,113
Total partners’ capital		$11,899,113

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
12. Restatement Adjustment (continued)

	2012 Balance Previously Reported	Adjustment	2012 Balance (Restated)
Statement of Operations
Management fees	$19,261,299	$(96,810)	$19,164,489
Net realized and unrealized gains from securities transactions	13,768	2,635	16,403
Dividend and other income of consolidated entities	—	173,376	173,376
Total revenue		$79,201

Interest and other expenses of consolidated entities	$—	$194,835	$194,835
Total expenses		$194,835

Net investment gains of consolidated entities	$—	$244,410	$244,410
Total other income		$244,410

Consolidated net income	$2,668,736	$128,776	$2,797,512
Net income attributable to noncontrolling interests		$128,776

13. Subsequent Events
As required by the Subsequent Events Topic of the FASB ASC, the Partnership evaluated subsequent events through the issuance date of its financial statements on April 17, 2014, and determined there were no reportable events, with the exception of the following:
The Partnership declared and paid a pro-rata partner distributions of $1,500,000 in February 2014.

EXHIBIT 99.1

Chartwell Investment Partners, LP
Notes to Consolidated Financial Statements (continued)
13. Subsequent Events (continued)
As discussed in Note 1, on March 5, 2014, the Partnership sold substantially all of its assets and business to Chartwell Inc., a newly formed Pennsylvania corporation and wholly owned subsidiary of TriState Capital. In January 2014, Chartwell provided notification of the then pending transaction to each client of the Partnership, allowing 30 days to consent or not to consent to the transaction. The roster of employees, investment teams, address and phone number of Chartwell Inc. was the same as the Partnership upon closing of the transaction.
The transaction proceeds to be received by the Partnership in accordance with an asset purchase agreement include a purchase price payment upon closing of $45 million, net of certain calculation and indemnity reserves, and an earn-out payment which will be calculated and paid during 2015 based on the 2014 financial performance of Chartwell Inc.

EXHIBIT 99.1

Supplemental Information

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidating Balance Sheets
December 31, 2013

	Chartwell Investment Partners	Chartwell Value Opportunities	Incubator Partnerships	Eliminating Entries	Consolidated Total
Assets
Current assets:
Cash and cash equivalents	$4,734,352	$4,488,087	$97,165	$—	$9,319,604
Management fees receivable	6,214,368	—	—	—	6,214,368
Investments in securities, at fair value	—	5,736,951	3,317,311	—	9,054,262
Restricted cash	—	4,035,338	—	—	4,035,338
Receivable from securities sold	—	546,549	—	—	546,549
Due from affiliates	383,913	—	—	(32,368)	351,545
Prepaid expenses and other current assets	69,028	—	29,297	—	98,325
Total current assets	11,401,661	14,806,925	3,443,773	(32,368)	29,619,991

Investment in Chartwell Value Opportunities, LP, at fair value	598,722	—	—	(598,722)	—
Investment in Chartwell Small Cap Value Fund, at fair value	300,510	—	—	—	300,510
Property and equipment, net	91,903	—	—	—	91,903
Other assets	28,303	—	—	—	28,303
Total assets	$12,421,099	$14,806,925	$3,443,773	$(631,090)	$30,040,707

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidating Balance Sheets (continued)

	Chartwell Investment Partners	Chartwell Value Opportunities	Incubator Partnerships	Eliminating Entries	Consolidated Total
Liabilities and partners’ capital
Current liabilities:
Securities sold, not yet purchased, at fair value	$—	$4,269,975	$45,498	$—	$4,315,473
Payable for securities purchased	—	559,271	—	—	559,271
Accounts payable	211,563	—	—	—	211,563
Retirement plan contribution payable	349,984	—	—	—	349,984
Bonuses payable	1,464,000	—	—	—	1,464,000
Withdrawals payable	—	225,885	—	—	225,885
Payable to related party	—	32,368	—	(32,368)	—
Other accrued expenses	114,729	2,229	—	—	116,958
Total current liabilities	2,140,276	5,089,728	45,498	(32,368)	7,243,134

Partners’ capital:
General partner	120,745	598,722	—	(598,722)	120,745
Limited partners:
Management partners	7,768,044	—	—	—	7,768,044
Maverick Partners, LP	2,392,034	—	—	—	2,392,034
Noncontrolling interests	—	9,118,475	3,398,275	—	12,516,750
Total partners’ capital	10,280,823	9,717,197	3,398,275	(598,722)	22,797,573
Total liabilities and partners’ capital	$12,421,099	$14,806,925	$3,443,773	$(631,090)	$30,040,707

EXHIBIT 99.1

Chartwell Investment Partners, LP
Consolidating Statements of Operations
Year Ended December 31, 2013

	Chartwell Investment Partners	Chartwell Value Opportunities	Incubator Partnerships	Eliminating Entries	Consolidated Total
Revenue
Management fees	$25,406,941	$—	$—	$(98,673)	$25,308,268
Revenue from affiliates	300,000	—	—	—	300,000
Net realized and unrealized gains from securities transactions	91,342	—	—	(22,170)	69,172
Interest and dividend income	9,104	—	—	—	9,104
Dividend and other income of consolidated entities	—	68,359	119,214	—	187,573
Total revenue	25,807,387	68,359	119,214	(120,843)	25,874,117

Expenses
Compensation and benefits	16,747,315	—	—	—	16,747,315
Professional fees	459,282	—	—	—	459,282
Rent	564,197	—	—	—	564,197
Travel and entertainment	650,046	—	—	—	650,046
Fund research and consulting	81,002	—	—	—	81,002
Insurance	176,458	—	—	—	176,458
Depreciation and amortization	53,020	—	—	—	53,020
General and administrative	1,492,464	—	—	—	1,492,464
Interest and other expenses of consolidated entities	—	312,563	415	(98,673)	214,305
Total expenses	20,223,784	312,563	415	(98,673)	20,438,089

Other Income
Net investment gains of consolidated entities	—	446,610	477,295	—	923,905

Consolidated net income	5,583,603	202,406	596,094	(22,170)	6,359,933
Net income attributable to noncontrolling interests	—	—	—	776,330	776,330
Net income attributable to Chartwell Investment Partners, LP	$5,583,603	$202,406	$596,094	$(798,500)	$5,583,603